UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2009

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     Certain  statements  included  in this Form 8-k regarding  Wind Works Power Corp.  ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section  5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2009  at a meeting of  the Company’s Board of Directors (the “Board”)  two members of our Board tendered their resignation as officers and directors, and a third member of the Board tendered his resignation as a Board member to assume a new position with  the Company.   The resignations were effective at the  close of the meeting.  In connection with the foregoing resignation and   prior to their resignation,  a new Board was nominated and new officers were appointed.   The terms of the foregoing actions are set forth below.

 Lucie Letellier tendered her resignation as a director and chief financial officer of the Company.

 William Reed tendered his resignation as a director and vice president of the Company.

W. Campbell Birge tendered his resignation as a director and as chief executive officer.  Concurrently therewith Mr.  Birge assumed the role as Chief Financial Officer.

Also, in connection with the matters set forth above,  Dr. Ingo Stuckmann, J.C. Pennie,  Dr. Thomas Tschiesche  and Greg Wilson were appointed to the Company’s Board of Directors. Dr. Stuckman was  appointed our chief executive officer and president.

Dr. Ingo Stuckmann  serves as our chief executive officer, president and serves on our Board of Directors.  Dr. Stuckmann received a Ph.D. in Natural Sciences from the University of Heidelberg and conducted research at Harvard thereafter. In 2002, Dr. Stuckman  joined Energy Farming International, a wind farm financing and construction company based in Germany. During his tenure  wind farm projectrs were developed in both Spain  and the United States..   In 2007, Energy Farming International merged with Seeba Energy Farming Group  at which time Dr. Stuckman served as a principal of the merged entity.   SeeBa Energy Farming Group has approximaely 80 employees and  is involved in the planning and development of  wind turbines throughout the world.  In 2008, Dr. Ingo co-founded Zero Emission People LLC for wind energy development in North America.  Zero Emission People is a joint venture partner with Wind Works.

J.C. Pennie serves as chairman of our Board of Directors.  Mr. Pennie has developed  six wind energy projects in Ontario, Canada..  Several of thse wind ennergy projects have been sold or  joint ventures have been established with international firms such as Energy Faming International of Germany and Schneider Power of Toronto. Mr. Pennie is on the IESO (Independent Electrical System Operators) renewable energy standing committee. The IESO is responsible for coordination of generation and transmission with electricity demand. Mr. Pennie is also Vice-Chairman of DareArts Foundation for Children, founded in 1994 using multi-cultural arts education programs for children at risk. DareArts has reached over 110,000 children in Canada.

Dr. Thomas Tschiesche, Ph.D.,  serves on our Board of Directors.   Dr. Tschiesche received a Master of Science in Mechanical Engineering from the University of Washington, Seattle and a Ph.D. from the University of Duisburg. He  served over five years as general manager at Nordex, a  leading wind turbine manufacturer. Nordex has developed over  100 wind farm projects throughout the world including projects in  Pennsylvania, California, Germany, Spain, Greece, Turkey, Egypt, and China.

 In 2002 serving as its CEO, Dr. Tschiesche   co-founded Energy Farming International, a company organized for wind farm financing and construction.    Energy Farming International merged with Seeba Energy Farming Group in 2007 where he also serves as a Principal of the merged entity.  In 2008, Thomas co-founded Zero Emission People LLC for wind energy development in North America.

Greg Wilson serves on our Board of Directors.   Mr. Wilson is a   financier and corporate strategist. In 1997, he founded EMT Capital Corp., a financial advisory firm concentrating in  various aspects of  capital market transactions  including  mergers and acquisitions and corporate financings.   Mr. Wilson also serves on the Board of Directors of Empire Capital Corp.  Mr. Wilson has completed the Canadian Investment Management (CIM) program, and has earned the Fellow of the Canadian Securities Institute (FCSI) designation.

Item 9.02  Financial Statements and Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 29,  2009

Wind Works Power Corp.
By:	/s/W. Campbell Birge
W. Campbell Birge/CFO